SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 28, 2002

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing that it will present at the UBS Warburg Global Healthcare Services Conference on Monday, February 4, 2002 at 8:30 a.m.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated January 28, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: January 31, 2002	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.
Stephen N. Joffe, Chairman and CEO	Bruce Voss (bvoss@lhai.com)
Alan H. Buckey, CFO	(310) 691-7100
(513) 792-9292	Kim Sutton Golodetz (kgolodetz@lhai.com)
www.lasikplus.com	(212) 838-3777
www.lhai.com

FOR IMMEDIATE RELEASE

LCA-VISION TO PRESENT AT UBS WARBURG CONFERENCE

CINCINNATI (January 28, 2002) - LCA-Vision Inc. (NASDAQ NM: LCAV), a leading provider of value-priced laser vision correction services across the U.S., announced today that it will present at the UBS Warburg Global Healthcare Services Conference on Monday, February 4, 2002 at 8:30 a.m. (ET).

The conference will be held at the Plaza Hotel in New York and attendees will include institutional money managers and members of the financial press. Stephen Joffe, LCA-Vision's Chairman and CEO, and Alan Buckey, CFO will be presenting for the Company.

The LCA-Vision presentation can be heard via public access webcast at the UBS Warburg website, (www.ubswarburg.com) by clicking on "Conference Highlights" and following the link for Live Audio under the Global Healthcare Services Conference. A replay will be available on the website 24 hours after the presentation and archived until March 7, 2002.

LCA-Vision owns and operates 31 LasikPlus laser vision correction facilities in the U.S., plus two centers in Canada and a joint venture in Europe.

For additional information, please visit the Company's Website at at www.LasikPlus.com.

This news release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition, pricing, procedure demand, marketplace acceptance, patient outcomes, different healing results, unforeseen fluctuations in operating results, general economic conditions, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

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